Exhibit 3(ii)

AMENDED AND RESTATED BY-LAWS

OF

GENEREX BIOTECHNOLOGY CORPORATION

Adopted January 22, 1998
Amended December 3, 2007

ARTICLE I - Stockholders

1.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Idaho as may be designated from time to time by the Board of Directors (the "Board"), the Chairman of the Board or the President or, if not so designated, at the registered office of the Corporation.

1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at a time fixed by the Board or, if not so fixed by the Board, by the President.

1.3 Special Meeting. Special meetings of stockholders may be called at any time by the Board, the Chairman of the Board or the President, and shall be called by the Board upon the request of the holders of twenty percent (20%) of the outstanding shares of stock of the Corporation entitled to vote at the meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

1.5 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the place where the meeting is to be held or, if such place is specified in the notice of the meeting at a place within the city which the meeting is to be held other than the place of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

1.6 Quorum and Required Vote. Except as otherwise provided by law or in the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote on a particular matter present in person or represented by proxy shall constitute a quorum for the purpose of considering such matter.

1.7 Voting and Proxies. Each holder of Common Stock shall have one vote for each share of such stock entitled to vote and held of record by such stockholder, and holders of shares of capital stock other than Common Stock shall have such voting rights as are provided in the Articles of Incorporation. Each stockholder of record entitled to vote at a meeting of the stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for such stockholder by proxy in accordance with applicable law.

1.8 Business to be Conducted. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, such business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation's capital stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 1.8. The Chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the Bylaws and, in such event, such business shall not be transacted.

1.9 Nominations for Election as Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 1.9 shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who gives timely notice of his/her/its intention to make such nomination at the meeting. Such notice shall be made in writing to the Secretary of the Corporation, and must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors or otherwise is required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in any proxy statement as a nominee and to serving as a Director if elected); and (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.9. The Chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the Bylaws and, in such event, the defective nomination shall be disregarded.

1.10 Applicability of Federal Securities Laws and Regulations. At any time that the Corporation has a class of equity securities registered under the Securities Exchange Act of 1934, to the extent that any provision of this Article I shall be in conflict with rules and regulations of the Securities and Exchange Commission promulgated under such Act with respect to the nomination and/or election of Directors of the Corporation, or otherwise with respect to the conduct of business at a meeting of stockholders, such rules and regulations shall govern and this Article shall be interpreted and limited in its application, as necessary, to conform with such rules and regulations.

ARTICLE II - Directors

2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation except as may be otherwise provided by law or the Certificate of Incorporation.

2.2 Number and Term. The Board of Directors shall have not less than three (3) nor more than nine (9) members. Except as may be provided in the Certificate of Incorporation and subject to any resolution of the stockholders, the Board shall have the authority to determine the number of directors which shall constitute the Board and the terms of office of directors.

2.3 Nomination by Stockholders. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors in accordance with the procedures set forth in Article I hereof.

2.4 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board.

2.5 Special Meeting. Unless the Board shall otherwise direct, special meetings of the Board may be held at any time and place, within or without the State of Delaware, and shall be called at any time by or at the request of the President and shall be called by or at the written request of one-third of the directors, or by one director in the event that there is only a single director in office. Notice, which need not be written, of the time and place of special meetings shall be given to each director at least twenty-four (24) hours before the time for which the meeting is scheduled. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting. Any business may be transacted at a special meeting.

2.6 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the Directors may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.7 Quorum. A majority of all the directors in office shall constitute a quorum at all meetings of the Board.

2.8 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

ARTICLE III - Officers

3.1 Enumeration. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board may determine.

3.2 Election. Officers shall be elected annually by the Board at its first meeting following the annual meeting of stockholders.

3.3 Duties and Powers. Except as otherwise provided by the Board, the officers shall have, exercise and perform the duties and powers usually incident to their offices and as set forth herein:

(i) Chief Executive Officer and President. The President shall be the chief executive officer of the Corporation unless the Board shall elect a Chairman and vest in such Chairman the authority of chief executive officer of the Corporation. The Chief Executive Officer of the Corporation shall, subject to the direction of the Board, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board, the President shall preside at all meetings of the stockholders, and if he is a director, at all meetings of the Board. If the Chairman of the Board of Directors shall be the chief executive officer of the Corporation, the President shall perform such duties and possess such powers as the Board of Directors may from time to time prescribe.

(ii) Vice President. Any Vice President shall perform such duties and possess such powers as the Board or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice President in the order determined by the Board) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

(iii) Secretary. The Secretary shall perform such duties and shall have such powers as the Board or the President may from time to time prescribe, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

(iv) Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board or the President, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected by the Board, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

3.4 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

ARTICLE IV - Transfer of Share Certificates

4.1 Certificates for Stock. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board. Such certificate shall bear the Corporation seal and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by corporation officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

4.2 Transfers in General. Subject to any restrictions on transfer and unless otherwise provided by the Board, shares of stock may be transferred only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of authority of the authenticity of signature as the Corporation or its transfer agent may reasonably require. The Board may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his, her or its post office address and any changes thereto.

4.3 Restriction on Certain Transfers. Whenever shares of the Corporation’s capital stock are issued pursuant to exemptions from registration under the Securities Act of 1933 or regulations adopted under that Act which require or impose limitations on the resale or other transfers of such shares by the holders thereof, no resale or other transfer of such shares shall be permitted except in compliance with the terms and conditions of the exemption or regulation pursuant to which the shares were issued.

4.4 Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board may prescribe, provided, however, that if such shares have ceased to be certificated, a new certificate shall be issued only upon written request to the transfer agent or registrar of the Corporation.

ARTICLE V - Indemnification

5.1 Right to Indemnification. The Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "proceeding"), by reason of the fact such person is or was (a) a director or executive officer of the Corporation or a constituent corporation absorbed in a consolidation or merger (hereinafter, a "constituent corporation"), or, (b) is or was serving at the request of the Corporation or a constituent corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture or other enterprise or entity, or (c) is or was a director or officer of the Corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans, if any, of the Corporation or another entity which may be in effect from time to time, against all expenses, liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any proceeding by or in the right of the Corporation, to the extent that such person is not otherwise indemnified and to the extent that such indemnification is not prohibited by law as it presently exists or may hereafter be amended.

5.2 Advance of Expenses. The Corporation shall advance all expenses reasonably incurred by a person entitled to indemnification pursuant to Section 5.1 above, in defending a proceeding in advance of the final disposition of such proceeding, and may, but shall not be obligated to, advance expenses of other persons entitled to indemnification pursuant to any other agreement or provision of law.

5.3 Procedure for Determining Permissibility. To determine whether any indemnification under this Article V is permissible, the Board by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of a person seeking indemnification shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs. If a claim for indemnification under this Article is not paid in full within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim, and the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification under applicable law. The reasonable expenses of any person in prosecuting a successful claim for indemnification hereunder, and the fees and expenses of any independent legal counsel engaged to determine permissibility of indemnification, shall be borne by the Corporation. For purposes of this paragraph, "independent legal counsel" means legal counsel other than that regularly or customarily engaged by or on behalf of the Corporation.

5.4 Proceedings Initiated by Indemnitee.  Notwithstanding any other provision of this Article V, the Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board.

5.5 Indemnification Not Exclusive; Inuring of Benefit. The indemnification provided by this Article V shall not be deemed exclusive of any other right to which one seeking indemnification may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of any such person.

5.6 Insurance and Other Indemnification. The Board shall have the power to (i) authorize the Corporation to purchase and maintain, at the Corporation's expenses, insurance on behalf of the Corporation and on behalf of others to the extent that power to do so has not been prohibited by applicable law, and (ii) give other indemnification to the extent not prohibited by applicable law.

5.7 Modification or Repeal. Any modification or repeal of any provision of this Article V shall not adversely affect any right or protection of an Authorized Representative existing hereunder with respect to any act or omission occurring prior to such modification or repeal.

ARTICLE VI - Amendments

6.1 By the Board of Directors. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present.

6.2 By the Stockholders. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided such change shall have been set forth, or a summary thereof shall have been provided, in the notice of such special meeting.